SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2016

Avalanche International Corp.
 (Exact name of registrant as specified in its charter)

Nevada	333-179028	38-3841757
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5940 S. Rainbow Blvd., Las Vegas, NV 89118
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (888) 863-9490

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01          Entry Into A Material Definitive Agreement

In connection with the resignations of Jeanette Maines and Joshua Smith as members of our board of directors, as described below, we entered into a Separation Agreement and Release with each of them (the “Separation Agreements”). Under the Separation Agreements, Ms. Maines and Ms. Smith are to each receive a payment of $10,000 and to be issued 20,000 shares of common stock. The Separation Agreements also provide for a mutual release of all claims, known or unknown between the company and Ms. Maines and Mr. Smith.

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 25, 2016, our board of directors accepted the resignation of Rachel C. Boulds as our former Chief Financial Officer and accepted the resignations of Jeanette Maines and Joshua Smith as members of our board of directors. There was no known disagreement with Ms. Boulds, Ms. Maines, or Mr. Smith regarding our operations, policies, or practices.

On June 25, 2016, following the resignations described above, the board of directors appointed William B. Horne as our new Chief Financial Officer and a member of our Board of Directors.

William B. Horne, 47, has served as the Chief Financial Officer of Targeted Medical Pharma, Inc. (OTCBB: TRGM) since August 2013.  Mr. Horne previously held the position of Chief Financial Officer in various companies in the healthcare and high-tech field, including OptimisCorp, from January 2008 to May 2013, a privately held, diversified healthcare technology company located in Los Angeles, California.  Mr. Horne served as the Chief Financial Officer of Patient Safety Technologies, Inc. (OTCBB: PSTX), a medical device company located in Irvine, California, from June 2005 to October 2008 and as the interim Chief Executive Officer from January 2007 to April 2008.  In his dual role at Patient Safety Technologies, Mr. Horne was directly responsible for structuring the divestiture of non-core assets, capital financings and debt restructuring.  Mr. Horne held the position of Managing Member & Chief Financial Officer of Alaska Wireless Communications, LLC, a privately held, advanced cellular communications company, from its inception in May 2002 until November 2007.  Mr. Horne was responsible for negotiating the sale of Alaska Wireless to General Communication Inc. (NASDAQ: GNCMA).  From November 1996 to December 2001, Mr. Horne held the position of Chief Financial Officer of The Phoenix Partners, a venture capital limited partnership located in Seattle, Washington.  Mr. Horne has also held supervisory positions at Price Waterhouse, LLP and has a Bachelor of Arts Magna Cum Laude in Accounting from Seattle University.

Our newly-appointed Chief Financial Officer and Director has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.  At this time, we do not have a written employment agreement or other formal compensation agreement with Mr. Horne.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Separation Agreement and Release with Jeannette Maines
10.2	Separation Agreement and Release with Joshua Smith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Avalanche International Corp.

/s/ Philip E. Mansour
Philip E. Mansour
President and Chief Executive Officer

Date: June 28, 2016

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